UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION

Proxy Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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Starboard Investment Trust

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Starboard Investment Trust
Cavalier Dynamic Growth Fund
116 South Franklin Street
Rocky Mount, North Carolina 27804

March 20, 2018

Dear Shareholder:

The enclosed document is purely for informational purposes. You are not being asked to vote or take action on any matter.

StratiFi, LLC ("StratiFi") has served as investment sub-adviser to the Cavalier Dynamic Growth Fund (the "Fund"), a series of the Starboard Investment Trust (the "Trust"), since December 29, 2016. StratiFi is a wholly-owned subsidiary of StratiFi Technologies, Inc. ("StratiFi Technologies"). On November 8, 2017, StratiFi Technologies closed a Series A round raising approximately $6 million in additional capital, which resulted in a change of control of StratiFi Technologies (the "Transaction"). Because StratiFi is a wholly-owned subsidiary of StratiFi Technologies, the Transaction resulted in an indirect change in control of StratiFi.

Under the Investment Company Act of 1940, as amended (the "1940 Act"), a transaction that results in the transfer, either directly or indirectly, of ownership of more than 25% of the voting interests of an investment adviser, or, in this case, a sub-adviser, to a third-party is presumed to constitute a "change in control" of the adviser. The 1940 Act further states that a change in control of an investment adviser causes the adviser's investment advisory agreement to be "assigned," which results in the automatic termination of the agreement by the agreement's terms as required by the 1940 Act. The Transaction, as described above, is presumed to constitute a "change in control" of StratiFi for purposes of the 1940 Act and caused the "assignment" and resulting termination of the prior sub-advisory agreement between Cavalier Investments LLC, the Fund's investment adviser (the "Adviser"), and StratiFi, dated December 29, 2016 (the "Prior Sub-Advisory Agreement"). As a result, the Board of Trustees of the Trust (the "Board") at a meeting held on December 20, 2017, approved a new sub-advisory agreement between the Adviser and StratiFi (the "New Sub-Advisory Agreement"), which is substantially similar to the Prior Sub-Advisory Agreement, that expires on March 31, 2018. The Adviser does not intend to renew the New Sub-Advisory Agreement, so StratiFi will no longer serve as a sub-adviser to the Fund after March 31, 2018. Between November 8, 2017 and December 20, 2017, StratiFi did not meet the definition of "investment adviser" under the 1940 Act, so a sub-advisory agreement meeting the requirements of Section 15 of the 1940 Act was not required. The Board is providing this Information Statement to the Fund's shareholders in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Trust and the Adviser received from the U.S. Securities and Exchange Commission on September 26, 2016.

As always, please feel free to contact the Fund at 1-800-773-3863 with any questions you may have.

Sincerely,

/s/ Katherine M. Honey
Katherine M. Honey
President, Starboard Investment Trust

Starboard Investment Trust
Cavalier Dynamic Growth Fund
116 South Franklin Street
Rocky Mount, North Carolina 27804

________________________________

INFORMATION STATEMENT

________________________________

March 20, 2018

This Information Statement is being provided to the shareholders of the Cavalier Dynamic Growth Fund (the "Fund"), a series of the Starboard Investment Trust (the "Trust"). This Information Statement is in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Trust and Cavalier Investments LLC, the Fund's investment adviser (the "Adviser"), received from the U.S. Securities and Exchange Commission (the "SEC") on September 26, 2016 (the "Order"). The Order permits the Adviser to hire or replace investment sub-advisers and to make changes to existing sub-advisory agreements with the approval of the Board of Trustees of the Trust (the "Board" or the "Trustees"), without obtaining shareholder approval. Under the conditions of the Order, the Board must provide notice to shareholders within 90 days of hiring a new sub-adviser or implementing any material change in a sub-advisory agreement.
StratiFi, LLC ("StratiFi") has served as investment sub-adviser to the Fund since December 29, 2016 pursuant to a sub-advisory agreement between the Adviser and StratiFi, dated December 29, 2016 (the "Prior Sub-Advisory Agreement"). StratiFi is a wholly-owned subsidiary of StratiFi Technologies, Inc. ("StratiFi Technologies"). On November 8, 2017, StratiFi Technologies closed a Series A round raising approximately $6 million in additional capital, which resulted in a change of control of StratiFi Technologies (the "Transaction").  Because StratiFi is a wholly-owned subsidiary of StratiFi Technologies, the Transaction resulted in an indirect change in control of StratiFi.
Under the Investment Company Act of 1940, as amended (the "1940 Act"), a transaction that results in the transfer, either directly or indirectly, of ownership of more than 25% of the voting interests of an investment adviser, or, in this case, a sub-adviser, to a third-party is presumed to constitute a "change in control" of the adviser. The 1940 Act further states that a change in control of an investment adviser causes the adviser's investment advisory agreement to be "assigned," which results in the automatic termination of the agreement by the agreement's terms as required by the 1940 Act. The Transaction, as described above, is presumed to constitute a "change in control" of StratiFi for purposes of the 1940 Act and caused the "assignment" and resulting termination of the Prior Sub-Advisory agreement with StratiFi.
As a result, the Board of Trustees of the Trust (the "Board") at a meeting held on December 20, 2017, approved a new sub-advisory agreement between the Adviser and StratiFi (the "New Sub-Advisory Agreement"), which is substantially similar to the Prior Sub-Advisory Agreement, that expires on March 31, 2018. The Adviser does not intend to renew the New Sub-Advisory Agreement, so StratiFi will no longer serve as a sub-adviser to the Fund after March 31, 2018.
Between November 8, 2017 and December 20, 2017, StratiFi did not meet the definition of "investment adviser" under the 1940 Act, so a sub-advisory agreement meeting the requirements of Section 15 of the 1940 Act was not required. During this period, StratiFi did not receive any fees for its services because the Fund had not yet reached the asset threshold where StratiFi would earn any sub-advisory fees. Because StratiFi had neither earned nor received any fees for providing sub-advisory services to the Fund, StratiFi was not subject to Section 15 of the 1940 Act because it was exempted from the definition of "investment adviser" under Section 2(a)(20)(B)(iii) of the 1940 Act, which excludes from the definition of "investment adviser" any company furnishing advisory services at cost to one or more investment companies.

This Information Statement is being supplied to shareholders to fulfill the notice requirement, and a notice regarding the website availability of this Information Statement will be mailed on or about March 20, 2018 to the Fund's shareholders of record as of February 28, 2018 (the "Record Date"). This Information Statement describes the New Sub-Advisory Agreement between the Adviser and StratiFi with respect to the Fund. As there will be no vote taken, no shares are entitled to vote on matters discussed in this Information Statement.
The Trust will furnish, without charge, a copy of the Fund's most recent annual or semi-annual report to any shareholder upon request. To obtain the Fund's annual or semi-annual report, please contact the Fund by calling 1-800-733-3863 or by writing to Cavalier Dynamic Growth Fund , c/o Nottingham Shareholder Services, 116 South Franklin Street Post Office Box 4365, Rocky Mount, NC 27803-0365.
NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

I.	BACKGROUND

The Adviser is located at 12600 Deerfield Parkway, Suite 100, Alpharetta, Georgia 30005. Pursuant to an investment advisory agreement with the Trust, on behalf of the Fund (the "Advisory Agreement"), the Adviser, subject to the supervision of the Board and in conformity with the stated policies of the Fund, manages the operations of the Fund, selecting investments according to the Fund's investment objectives, policies and restrictions. The Adviser may retain one or more sub-advisers, at its own cost and expense, subject to the approval of the Board, for the purpose of managing the investment of all or a portion of the assets of the Fund. During the fiscal year ended May 31, 2017, the Adviser earned advisory fees of $59,281 from the Fund.

The Fund uses a "multi-manager" approach by selecting one or more sub-advisers to manage the Fund's assets. Section 15(a) of the 1940 Act generally requires the shareholders of a mutual fund to approve an agreement pursuant to which a person serves as the investment adviser or sub-adviser for the mutual fund. As indicated above, the Trust and the Adviser have obtained the Order, which permits the Adviser to enter into sub-advisory agreements with sub-advisers without obtaining shareholder approval. The Adviser, subject to the review and approval of the Board, selects sub-advisers for the Fund, and supervises and monitors the performance of each sub-adviser. The Order also permits the Adviser, subject to the approval of the Board, to replace or remove sub-advisers or amend sub-advisory agreements without shareholder approval (except in the case of affiliated sub-advisers) whenever the Adviser and the Board believe such action will benefit the Fund and its shareholders.

II.	THE SUB-ADVISORY AGREEMENT

The terms of the New Sub-Advisory Agreement are identical in all material respects to those of the Prior Sub-Advisory Agreement, except for the date of execution, effectiveness, and termination. There will be no increase in fees paid by the Fund in connection with the New Sub-Advisory Agreement. The effective date of the New Sub-Advisory Agreement with respect to the Fund was December 20, 2017 and expires March 31, 2018.

The New Sub-Advisory Agreement is attached as Appendix A. You should read the New Sub-Advisory Agreement. The description in this Information Statement of the New Sub-Advisory Agreement is only a summary.

Subject to the authority of the Board and oversight by the Adviser, during the term of the New Sub-Advisory Agreement, StratiFi will provide a continuous investment program for the portion of the Fund's portfolio allocated to StratiFi by the Adviser and have the investment discretion to determine the composition of such assets in the Fund's portfolio, including determination and execution of the purchase, retention, or sale of the securities, cash, and other investments contained in such portion of the Fund's portfolio. Provided, however, that StratiFi requires the Adviser to coordinate with the portfolio managers of other various sleeves of allocation in the Fund, in order to provide the information necessary for StratiFi to enact its overlay and investment program.

Under the Investment Advisory Agreement, the Fund pays the Adviser a fee paid monthly at an annual rate of 1.00% of the Fund's average daily net assets. From this advisory fee, the Adviser, not the Fund, is responsible for paying StratiFi. Pursuant to the New Sub-Advisory Agreement and as under the Prior Sub-Advisory Agreement, as compensation for the services provided, StratiFi is paid a fee from the Adviser, equal to an annualized rate of the average daily net assets of the Fund as follows until the Fund's net assets exceed $100 million: 0% for up to $10 million in assets, 0.05% for above $10 million to $20 million in assets, 0.15% for those assets under management that are above $20 million to $100 million, and 0.15% for above $100 million in assets. The Prior Sub-Advisory Agreement was effective with respect to the Fund as of December 29, 2016 and was approved by shareholders of the Fund at a special meeting on December 29, 2016. During the fiscal year ended May 31, 2017, StratiFi did not receive any fees from the Fund.

In addition, this Agreement may be terminated at any time on at least 60 days prior written notice to the Sub-Advisor, without the payment of any penalty, (i) by vote of the Trustees or (ii) by vote of a majority of the outstanding voting securities (as defined in the Act) of the Fund; and provided, further, that this Agreement may be terminated at any time by the Advisor, on at least 60 days prior written notice to the Sub-Advisor, and subject to certain termination conditions as agreed to between the Advisor and Sub-Advisor.  The Sub-Advisor may terminate this Agreement at any time, without the payment of any penalty, on at least 60 days prior written notice to the Advisor and the Fund. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the Act) or upon the termination of the Advisory Agreement.
The Adviser does not intend to renew the New Sub-Advisory Agreement, so StratiFi will no longer serve as a sub-adviser to the Fund after March 31, 2018.
About StratiFi
StratiFi, a Delaware Limited Liability Company located at 77 Geary Street, Suite 540, San Francisco, CA 94108, serves as the Fund's sub-adviser. StratiFi is a registered investment adviser whose principals possess over fifty years of combined experience working with options trading, systematic investment management, and software development.
Below is the name and principal occupation of each principal executive officer, director or controlling entity of StratiFi as of March 1, 2018, as to the best of the Trust's knowledge.
Name	Title & Principal Occupation	Business Address
Akhil Lodha	Chief Executive Officer	77 Geary Street, Suite 540, San Francisco, CA 94108
Justin Lent	Director of Systematic Investment	77 Geary Street, Suite 540, San Francisco, CA 94108
Ralph Melville Drybrough	Managing Member	77 Geary Street, Suite 540, San Francisco, CA 94108
Heidi Ann Johnson	Chief Compliance Officer	77 Geary Street, Suite 540, San Francisco, CA 94108
StratiFi Technologies, Inc.	Holding Company	77 Geary Street, Suite 540, San Francisco, CA 94108

III.	BOARD CONSIDERATIONS IN APPROVING THE NEW SUB-ADVISORY AGREEMENT
In connection with a regular meeting held on December 20, 2017, the Board, including a majority of the Independent Trustees, discussed the approval of the New Sub-Advisory Agreement. In considering the New Sub-Advisory Agreement, the Board received materials specifically relating to the New Sub-Advisory Agreement. The Trustees were assisted by independent legal counsel throughout the agreement review process. The Board relied upon the advice of independent legal counsel and their own business judgment in determining the material factors to be considered in evaluating the New Sub-Advisory Agreement and the weight to be given to each such factor. The conclusions reached by the Trustees were based on a comprehensive evaluation of all of the information provided and were not the result of any one factor. Moreover, each Trustee may have afforded different weight to the various factors in reaching his conclusions with respect to the New Sub-Advisory Agreement.

The Board noted that the services provided under the New Sub-Advisory Agreement will be identical to those provided under the Prior Sub-Advisory Agreement. In addition, the sub-advisory fee under the New Sub-Advisory Agreement will remain the same as the sub-advisory fee under the Prior Sub-Advisory Agreement. StratiFi represented that under the New Sub-Advisory Agreement there would be no diminution in services provided by StratiFi to the Fund or changes in the fee payable by the Adviser to StratiFi as a result of the change in control.
In considering whether to approve the New Sub-Advisory Agreement, the Trustees reviewed and considered the information they deemed reasonably necessary, including the following six factors.
1. The investment performance of the Fund and StratiFi.  The Trustees compared the performance of the Fund with the performance of its benchmark index, comparable funds with similar objectives managed by other investment advisers, and applicable peer group data (e.g., Lipper peer group average). It was noted that the Fund had seen favorable performance in comparison to its peers over the last year, ranking in the top 1% of its Lipper Peer Group Average. The Trustees also considered the consistency of StratiFi's management of the Fund with its investment objective and policies. After reviewing the short and long-term investment performance of the Fund, StratiFi's experience managing the Fund, StratiFi's historical investment performance, and other factors, the Board concluded that the investment performance of the Fund and StratiFi was satisfactory.
2. The nature, extent, and quality of the services provided by StratiFi. The Trustees considered the responsibilities of StratiFi under the New Sub-Advisory Agreement. The Trustees reviewed the services being provided by StratiFi to the Fund including, without limitation, the quality of its investment sub-advisory services since the Fund's inception (including research and recommendations with respect to portfolio securities) and its procedures for formulating investment recommendations and assuring compliance with the Fund's investment objective, policies and limitations.  After reviewing the foregoing information and further information in the memorandum from StratiFi (e.g., descriptions of StratiFi's business, StratiFi's compliance program, and StratiFi's Form ADV), the Board concluded that the nature, extent, and quality of the services provided by StratiFi were satisfactory and adequate for the Fund.
3. The costs of the services to be provided and profits to be realized by StratiFi and its affiliates from the relationship with the Fund.  The Trustees compared the fees and expenses of the Fund (including the sub-advisory fee) to other funds comparable in terms of the type of fund, the nature of its investment strategy, and its style of investment management, among other factors. The Trustees determined that the Fund's sub-advisory fee was structured in such a way that it would receive no compensation until the Fund reached a certain threshold of assets, and that the Fund had only recently reached this threshold.
The Trustees evaluated StratiFi's staffing, personnel, and methods of operating; the education and experience of StratiFi's personnel; StratiFi's compliance program; the financial condition of StratiFi; the level of commitment to the Fund and StratiFi by the principals of StratiFi; the asset level of the Fund; and the overall expenses of the Fund.
The Trustees reviewed the financial statements for StratiFi and discussed the financial stability and profitability of the firm. The Trustees also considered potential benefits for StratiFi in managing the Fund, including promotion of StratiFi's name, the ability for StratiFi to place small accounts into the Fund, and the potential for StratiFi to generate soft dollars from Fund trades that may benefit StratiFi as well.

Following this comparison and upon further consideration and discussion of the foregoing, the Board concluded that the fees to be paid to StratiFi by the Fund were fair and reasonable in relation to the nature and quality of the services provided by StratiFi and that they reflected charges that were within a range of what could have been negotiated at arm's length.
4. The extent to which economies of scale would be realized as the Fund grows and whether the advisory fee levels reflect these economies of scale for the benefit of the Fund's investors.  In this regard, the Trustees reviewed the Fund's operational history and noted that the size of the Fund had not provided an opportunity to realize economies of scale. The Trustees then reviewed the Fund's fee arrangements for breakpoints or other provisions that would allow the Fund's shareholders to benefit from economies of scale in the future as the Fund grows. The Trustees determined that the maximum management fee would stay the same regardless of the Fund's asset levels and, therefore, did not reflect economies of scale. The Trustees noted that the Fund was a relatively small size and economies of scale were unlikely to be achievable in the near future. It was pointed out that breakpoints in the sub-advisory fee could be reconsidered in the future.
Following further discussion of the Fund's asset levels, expectations for growth, and fee levels, the Board determined that the Fund's fee arrangements were fair and reasonable at the present time in relation to the nature and quality of the services provided by StratiFi.
5. The Adviser's practices regarding brokerage and portfolio transactions.  In considering StratiFi's practices regarding brokerage and portfolio transactions, the Trustees reviewed StratiFi's standards, and performance in utilizing those standards, for seeking best execution for Fund portfolio transactions. The Trustees also considered the portfolio turnover rate for the Fund; the process by which evaluations are made of the overall reasonableness of commissions paid; the method and basis for selecting and evaluating the broker-dealers used; any allocation of portfolio business to persons affiliated with StratiFi; and the extent to which the Fund allocates portfolio business to broker-dealers who provide research, statistical, or other services (soft dollars). The Trustees noted, among other things, that the Fund rarely trades blocks of shares which require special handling. After further review and discussion, the Board determined that StratiFi's practices regarding brokerage and portfolio transactions were satisfactory.
6. The Adviser's practices regarding conflicts of interest.  In considering StratiFi's practices regarding possible conflicts of interest, the Trustees evaluated the potential for conflicts of interest and considered such matters as the experience and ability of the advisory personnel assigned to the Fund; the basis of decisions to buy or sell securities for the Fund and StratiFi's other accounts; the method for bunching of portfolio securities transactions; and the substance and administration of StratiFi's code of ethics. Following further consideration and discussion, the Board indicated that StratiFi's standards and practices relating to the identification and mitigation of possible conflicts of interests were satisfactory.
Conclusion. Having requested and reviewed such information from StratiFi and the Adviser as the Trustees believed to be reasonably necessary to evaluate the terms of the New Sub-Advisory Agreement, and as assisted by the advice of independent counsel, the Trustees concluded that approval of the New Sub-Advisory agreement was in the best interests of the Fund and its shareholders.

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ADDITIONAL INFORMATION

Principal Holders of Voting Securities
As of the Record Date, there were issued and outstanding 2,114,369.6080 shares of the Fund.  To the best knowledge of the Trust, the following table contains information regarding the ownership of the Fund as of the Record Date by any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who is known to the Trust to be the beneficial owner of more than five percent of the shares of the Fund. Shareholders owning more than 25% of the shares of the Fund are considered to "control" the Fund, as that term is defined under the 1940 Act.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent
Pershing LLC 1 Pershing Plaza Jersey City, NJ 07399-0002	637,589.411 shares	30.16%*
LPL Financial 4707 Executive Drive San Diego, CA 92121-3091	113,521.688 shares	5.37%
RBC Capital Markets, LLC 60 South Sixth Street-P08 Minneapolis, MN 55402-4400	833,402.004 shares	39.42%*
*May be deemed to control the Fund due to its greater than 25% ownership of the Fund.
As a group, the Trustees and officers of the Trust owned less than 1% of the outstanding shares of the Fund as of the Record Date.
Operation of the Fund

The Trust is organized as a Delaware statutory trust and is registered under the 1940 Act, as an open-end management investment company. The Fund is a separate, diversified series of the Trust. The Board of Trustees supervises the business activities of the Fund. Like other mutual funds, the Fund retains various organizations to perform specialized services. The Fund currently retains the Adviser as Fund manager and investment adviser. StratiFi is a sub-adviser until March 31, 2018. The Nottingham Company, 116 South Franklin Street, Post Office Box 69, Rocky Mount, North Carolina 27802-0069, provides the Fund with transfer agent, accounting, dividend paying agent, shareholder servicing agent, and administrative services. Capital Investment Group, Inc., 100 E. Six Forks Road, Suite 200, Raleigh, North Carolina 27609, is the principal underwriter and distributor of the Fund's shares and serves as the Fund's exclusive agent for the distribution of the Fund's shares.

Payments to Affiliated Brokers

During the fiscal year ended May 31, 2017, the Fund did not pay any brokerage commissions to an affiliated brokers.

Shareholder Proposals

The Trust is not required to hold annual meetings of shareholders, and therefore it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust within a reasonable time before the Trust's solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting. The cost of the preparation, printing and distribution of this Information Statement is an expense of the Trust.

Delivery of Documents to Shareholders Sharing an Address. Only one Notice Regarding Internet Availability of this Information Statement is being delivered to multiple shareholders sharing an address unless the Trust has received contrary instructions from one or more of the shareholders. Upon written or oral request, the Trust will promptly deliver a separate copy of the Notice Regarding Internet Availability or this Information Statement to a shareholder at a shared address to which a single copy of the document was delivered. Contact the Fund by calling 1-800-773-3863, or by writing to Persimmon Long/Short Fund, c/o The Nottingham Company, 116 South Franklin Street, Post Office Box 69, Rocky Mount, North Carolina 27802-0069. Shareholders at shared addresses can also contact the Fund to indicate their preference regarding receiving multiple or single copies annual or semiannual reports, information statements or Notices of Internet Availability of proxy materials at their shared address.

Shareholder Reports
The Fund's annual and semi-annual reports are available upon request, without charge, by calling the Fund toll free at 1-800-773-3863.

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APPENDIX A

FORM OF
INVESTMENT SUB-ADVISORY AGREEMENT

This Investment Sub-advisory Agreement ("Agreement") is made and entered into as of December 20, 2017 by and among Starboard Investment Trust, a Delaware Statutory Trust ("Trust"), Cavalier Investments, Inc., a Massachusetts corporation ("Advisor") and StratiFi LLC, a Delaware Limited Liability Company ("Sub-Advisor").

WHEREAS, the Advisor acts as the investment advisor to the Cavalier Dynamic Growth Fund, a series of the Trust ("Fund"), pursuant to that certain Investment Advisory Agreement, dated December 29, 2016, between the Advisor and the Trust with respect to the Fund ("Advisory Agreement");

WHEREAS, the Trust is an open-end management investment company, registered under the Investment Company Act of 1940, as amended (the "Act");

WHEREAS, the Trust is authorized to issue separate series, each of which will offer a separate class of shares of beneficial interest, each series having its own investment objective or objectives, policies, and limitations;

WHEREAS, the Trust currently offers shares in multiple series, may offer shares of additional series in the future, and intends to offer shares of additional series in the future;

WHEREAS, each of the Advisor and Sub-Advisor is registered as an investment advisor under the Investment Advisers Act of 1940, as amended ("Advisers Act"), and engages in the business of asset management; and

WHEREAS, the Advisor, subject to the approval of the Board of Trustees of the Trust ("Trustees"), desires to retain the Sub-Advisor to assist the Advisor in rendering certain investment management services to the Fund, and the Sub-Advisor is willing to render such services;

WHEREAS, the Trustees, including a majority of those Trustees who are not parties to this Agreement or interested persons (as such term is defined in the Act) of any such party, by a vote cast in person at a meeting called for the purpose of voting on such approval have approved this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.               Engagement and Obligations of Sub-Advisor.  The Advisor hereby appoints and retains the Sub-Advisor to act as a sub-advisor to the Advisor and to provide the following services for the period and on the terms and conditions set forth in this Agreement.

 (a) Services.  The Sub-Advisor agrees to perform the following services (the "Services"):

(i) subject to the supervision of the Trustee's and the Advisor, the Sub-Advisor will provide a continuous investment program for the portion of the Fund's portfolio allocated to the Sub-Advisor by the Advisor and have the investment discretion to determine the composition of such assets in the Fund's portfolio, including determination and execution of the purchase, retention, or sale of the securities, cash, and other investments contained in such portion of the Fund's portfolio. Provided, however, that the Sub-Advisor requires the Advisor to coordinate with the portfolio managers of other various sleeves of allocation in the Fund, in order to provide the information necessary for the Sub-Advisor to enact its overlay and investment program;

1

(ii) select brokers and dealers to execute the purchase and/or sale, consistent with the Sub-Advisor's duty to seek "best execution" on behalf of the Fund, of portfolio securities of the Fund;

(iii)  provide the Advisor and the Fund with such records concerning the Sub-Advisor's activities under this Agreement as the Advisor and the Fund may request from time to time or as otherwise required by applicable law; and

(iv) render regular reports to the Advisor and the Trustees concerning the Sub-Advisor's discharge of the foregoing responsibilities.

The Sub-Advisor shall discharge the foregoing responsibilities subject to the control of the Trustees and officers of the Fund and in compliance with (i) such policies as the Trustees may from time to time establish; (ii) the Fund's objectives, policies, and limitations as set forth in its prospectus ("Prospectus"), as the same may be amended from time to time; and (iii) with all applicable laws and regulations.  All Services to be furnished by the Sub-Advisor under this Agreement may be furnished through the medium of any directors, officers or employees of the Sub-Advisor or through such other parties as the Sub-Advisor may determine from time to time.

(b)     Expenses and Personnel.  The Sub-Advisor agrees, at its own expense or at the expense of one or more of its affiliates, to render the Services and to provide the office space, furnishings, equipment and personnel as may be reasonably required to perform the Services on the terms and for the compensation provided herein.

(c)  Books and Records.  All books and records prepared and maintained by the Sub-Advisor for the Advisor and/or the Fund under this Agreement shall be the property of the Advisor and/or the Fund and, upon request therefore, the Sub-Advisor shall surrender to the appropriate party such of the books and records so requested. Notwithstanding the foregoing, Sub-Advisor is authorized to maintain copies of all such records.

2.               Compensation of the Sub-Advisor.  The Advisor will pay to the Sub-Advisor an investment advisory fee (the "Fee") equal to an annualized rate of the average daily net assets of the Fund as follows:

Fund Net Assets	Fee Rate
$0 to $10 Million	Zero
<$10 Million to $20 Million	5 basis points
<$20 Million to $100 Million	15 basis points only on those assets under management ("AUM") above $20 Million
Above $100 Million	15 basis points (on all AUM)

The Fee shall be calculated as of the last business day of each month based upon the average daily net assets of the Fund determined in the manner described in the Fund's Prospectus and/or Statement of Additional Information, and shall be paid to the Sub-Advisor by the Advisor on a quarterly basis within a specified period of time at the conclusion of each quarter as agreed to between the Advisor and Sub-Advisor. The Fund will not pay a direct fee to the Sub-Advisor.

3.              Status of Investment Sub-Advisor.  The services of the Sub-Advisor to the Advisor, and the Fund are not to be deemed exclusive, and the Sub-Advisor shall be free to render similar services to others (including, without limitation, any other registered investment management company, or series thereof) so long as its Services to the Fund are not reasonably impaired thereby.  The Sub-Advisor shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Advisor or the Fund in any way or otherwise be deemed an agent of the Advisor or the Fund.  Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Sub-Advisor, who may also be a trustee, officer or employee of the Advisor or the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.
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4.              Permissible Interests.  Trustees, agents, and stockholders of the Fund and the Advisor are or may be interested in the Sub-Advisor (or any successor thereof) as directors, partners, officers, or stockholders, or otherwise; and directors, partners, officers, agents, and stockholders of the Sub-Advisor are or may be interested in the Advisor or the Fund as trustees, directors, officers, stockholders or otherwise; and the Sub-Advisor (or any successor) is or may be interested in the Advisor or the Fund as a stockholder or otherwise.

5.            Limits of Liability; Indemnification.  The Sub-Advisor assumes no responsibility under this Agreement other than to render the Services called for hereunder.  The Sub-Advisor shall not be liable for any error of judgment or for any loss suffered by the Advisor or the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of, or from reckless disregard by it of its obligations and duties under, this Agreement. It is agreed that the Sub-Advisor shall have no responsibility or liability for the accuracy or completeness of the Trust's registration statement under the Act or the Securities Act of 1933, as amended ("1933 Act"), except for information supplied by the Sub-Advisor for inclusion therein.

The Sub-Advisor will indemnify the Advisor and its directors, members, partners, officers, employees and agents ("Advisor Parties") against and hold the Advisor Parties harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) arising from any claim, demand, action or suit which results from the Sub-Advisor Parties' (as such term is defined immediately below) willful misfeasance, bad faith, gross negligence or reckless disregard of the Sub-Advisor's obligations and duties under this Agreement.

The Advisor will indemnify the Sub-Advisor and its directors, members, partners, officers, employees and agents ("Sub-Advisor Parties") against and hold the Sub-Advisor Parties harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) arising from any claim, demand, action or suit which results from the Advisor Parties' willful misfeasance, bad faith, gross negligence or reckless disregard of the Advisor's obligations and duties under this Agreement.

6.      Term.  This Agreement shall remain in effect for an initial term from December 20, 2017 to March 31, 2018, and thereafter provided such continuance is approved by the vote of a majority of the trustees of the Fund who are not "interested persons" (as defined in the Act) of the Fund, which vote must be cast in person at a meeting called for the purpose of voting on such approval; provided, however, this Agreement may be terminated at any time on at least 60 days prior written notice to the Sub-Advisor, without the payment of any penalty, (i) by vote of the Trustees or (ii) by vote of a majority of the outstanding voting securities (as defined in the Act) of the Fund; and provided, further, that this Agreement may be terminated at any time by the Advisor, on at least 60 days prior written notice to the Sub-Advisor, and subject to certain termination conditions as agreed to between the Advisor and Sub-Advisor.  The Sub-Advisor may terminate this Agreement at any time, without the payment of any penalty, on at least 60 days prior written notice to the Advisor and the Fund. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the Act) or upon the termination of the Advisory Agreement.

7.                      Prohibited Conduct.  The Sub-Advisor may not consult with any other sub-advisor of the Trust concerning transactions in securities or other assets for any investment portfolio of the Trust, including the Fund, except that such consultations are permitted between the current and successor sub-advisor of the Fund in order to effect an orderly transition of portfolio management duties so long as such consultations are not concerning transactions prohibited by Section 17(a) of the Act.

8.                          Use of Names.

(a)   It is understood that the name "Cavalier Investments or Cavalier Dynamic Growth Fund" or any derivative thereof or logo associated with that name is the valuable property of the Advisor and/or its affiliates, and that the Sub-Advisor has the right to use such name (or derivative or logo) only with the approval of the Advisor and only so long as the Advisor is Advisor to the Trust and/or the Fund.  Upon termination of the Advisory Agreement between the Trust and the Advisor, the Trust or the Advisor shall notify the Sub-Advisor of the termination of the Advisory Agreement and the Sub-Advisor shall as soon as is reasonably possible cease to use such name (or derivative or logo).
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(b)   It is understood that the names "StratiFi" or any derivative thereof or logos associated with those names are the valuable property of the Sub-Advisor and its affiliates and that the Trust and/or the Fund have the right to use such names (or derivatives or logos) in offering materials of the Trust with the approval of the Sub-Advisor and for so long as the Sub-Advisor is a sub-advisor to the Trust and/or the Fund.  Upon termination of this Agreement between the Advisor, and the Sub-Advisor, the Trust shall as soon as is reasonably possible cease to use such names (or derivatives or logos).

9.                         Cooperation; Confidentiality.  Each party to this Agreement agrees to cooperate with each other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the U.S. Securities and Exchange Commission (the "SEC") in connection with any investigation or inquiry relating to this Agreement or the Trust.

Subject to the foregoing, the Sub-Advisor shall treat as confidential all information pertaining to the Trust and actions of the Trust, the Advisor and the Sub-Advisor, and the Advisor shall treat as confidential and use only in connection with the Fund all information furnished to the Trust or the Advisor by the Sub-Advisor, in connection with its duties under the Agreement except that the aforesaid information need not be treated as confidential if required to be disclosed under Applicable Law or at the request of regulators or self-regulatory organizations, if generally available to the public through means other than by disclosure by the Sub-Advisor or the Advisor, or if available from a source other than the Advisor, Sub-Advisor or the Trust.  Notwithstanding any of the foregoing the Sub-Advisor may disclose confidential information if specifically authorized by the Advisor or the Trust and the Advisor or the Trust may disclose confidential information if specifically authorized by the Sub-Advisor.

10.       Amendments.  No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the Trust's outstanding voting securities.

11.       Applicable Law.  This Agreement shall be construed in accordance with, and governed by, the substantive laws of the State of Delaware, without regard to the principles of the conflict of laws or the choice of laws, provided that nothing herein shall be construed in a manner inconsistent with the Act, the Advisers Act or rules or orders of the SEC thereunder.

12.                 Representations and Warranties.

(a)    Representations and Warranties of the Sub-Advisor.  The Sub-Advisor hereby represents and warrants to the Advisor and the Fund as follows: (i) the Sub-Advisor is a Limited Liability Company duly organized and in good standing under the laws of the State of Delaware and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder; and (ii) the Sub-Advisor is registered as an investment advisor with the SEC under the Advisers Act, and shall maintain such registration in effect at all times during the term of this Agreement.

(b)    Representations and Warranties of the Advisor.  The Advisor hereby represents and warrants to the Sub-Advisor as follows: (i) the Advisor is a corporation duly organized and in good standing under the laws of the State of Massachusetts and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder; and (ii) the Advisor is registered as an investment advisor with the SEC under the Advisers Act, and shall maintain such registration in effect at all times during the term of this Agreement.

13.     Severability.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.
14.         Notice.  Any notice must be in writing and shall be deemed to have been given when (1) delivered in person, (2) dispatched by telegram or electric facsimile transfer (confirmed in writing by postage prepaid first class mail simultaneously dispatched), (3) sent by internationally recognized overnight courier service (with receipt confirmed by such overnight courier service), or (4) sent by registered or certified mail, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
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If to the Trust:
Starboard Investment Trust
116 S Franklin Street, PO Box 69
Rocky Mount, NC 27802-0069

If to the Advisor:
Cavalier Investment Inc.
50 Braintree Hill Office Park, Suite 105
Braintree, MA 02184

If to the Sub-Advisor:
StratiFi, LLC
275 Sacramento Street, Suite 800
San Francisco, CA 94111

15.    Notice of Certain Changes in Sub-Advisor.  The Sub-Advisor is hereby obligated to notify the Fund and Advisor if there is a material change in the Sub-Advisor's equity ownership, whether, as the case may be, of members, shareholders, general or limited partners, or senior executive personnel, within a reasonable time after such change takes place.

16.    Miscellaneous.
(a)    The term "affiliate" or "affiliated person" as used in this Agreement shall mean "affiliated person" as defined in Section 2(a)(3) of the Act.

(b)    The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.
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(c)    If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable.

(d)    Nothing herein shall be construed as constituting the Sub-Advisor as an agent of the Advisor, or constituting the Advisor as an agent of the Sub-Advisor.

(e)    The Advisor and the Sub-Advisor each affirm that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information.

(f)    The Trust, the Advisor and the Sub-Advisor acknowledge that each may have obligations under the laws and regulations of the United States to verify the source of funds and identity of investors in accordance with the USA Patriot Act, and any rules or regulations adopted thereunder (collectively the "Patriot Act").  Each party agrees to assist the other parties in monitoring transactions in accordance with the Patriot Act.  If required by applicable law or regulation, each party shall provide the other parties with documentation evidencing the identity of a beneficial owner or owners of shares of the Fund upon request when a party is required by a law, court order, or by administrative or regulatory entity to disclose the identity of the beneficial owner(s).

(g)          This Agreement may be executed in counterparts.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and the year first written above.

TRUST	INVESTMENT ADVISOR
STARBOARD INVESTMENT TRUST /s/ Katherine M. Honey	CAVALIER INVESTMENTS /s/ Gregory A. Rutherford
BY: Katherine M. Honey	BY: Gregory A. Rutherford, CFP
TITLE: President	TITLE: Chief Executive Officer

INVESTMENT SUB-ADVISOR
STRATIFI, LLC /s/ Akhil Lodha
BY: Akhil Lodha
TITLE: Chief Executive Officer
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Starboard Investment Trust
Cavalier Dynamic Growth Fund
116 South Franklin Street
 Rocky Mount, North Carolina 27804

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the Information Statement that is available to you on the internet relating to the Cavalier Dynamic Growth Fund (the "Fund"), a series of Starboard Investment Trust (the "Trust"). We encourage you to access and review all of the important information contained in the Information Statement.
The Information Statement describes the recent approval of a sub-advisory agreement between the Fund's investment adviser, Cavalier Investments LLC (the "Adviser"), and StratiFi, LLC ("StratiFi"), the Fund's sub-adviser.
The Trust has received an exemptive order (the "Order") from the U.S. Securities and Exchange Commission that allows the Adviser to hire, remove, and replace investment sub-advisers without shareholder approval. The Order, instead, requires that an information statement be sent to shareholders of the Fund. In lieu of physical delivery of the Information Statement, the Fund will make the Information Statement available to you on the Trust's website.
This Notice of Internet Availability of the Information Statement is being mailed on or about March 20, 2018 to shareholders of record of the Fund as of February 28, 2018. The Information Statement will be available on the Trust's website at www.ncfunds.com until June 18, 2018. A paper or e-mail copy of the Information Statement may be obtained, without charge, by contacting the Trust at shareholders@ncfunds.com or toll-free at 1-800-773-3863.

If you want to receive a paper or e-mail copy of the Information Statement, you must request one. A copy of the Information Statement may be obtained upon request and without charge.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.